Exhibit 99.1

LKQ Corporation Announces 2005 Third Quarter Net Income Results Up 45%

          CHICAGO, Oct. 27 /PRNewswire-FirstCall/ -- LKQ Corporation (Nasdaq: LKQX) today reported results for its third quarter ended September 30, 2005, with revenue of $133.6 million, net income of $6.6 million and diluted earnings per share of $0.28.

          “For the third quarter we exceeded our previously issued earnings estimates.  We had revenue growth of approximately 26%.  This included very strong organic revenue growth of 11% in a quarter that has historically been the weakest season for us.  Our net income increased by almost 45% and our diluted earnings per share increased by 40%.  We were particularly pleased with the expansion of our operating income margin to 8.6% compared to 7.5% in the third quarter of 2004, which was largely attributable to improved gross margin,” said Joe Holsten, President and Chief Executive Officer.

          2005 Reported Results
          For the third quarter of 2005, revenue increased 26.0% to $133.6 million compared with $106.0 million for the third quarter of 2004.  Approximately $15.9 million in revenue growth for the quarter was from businesses we acquired.  For the quarter, net income increased 44.7% to $6.6 million compared with $4.6 million for the third quarter of 2004.  Diluted earnings per share was $0.28 for the quarter compared with $0.20 for the third quarter of 2004.

          For the nine months ended September 30, 2005, revenue increased 29.7% to $403.5 million compared with $311.0 million for the same period in 2004.  This included organic revenue growth of 12.3%.  For the nine months ended September 30, 2005, net income increased 45.6% to $22.6 million compared with $15.5 million for the same period in 2004.  Diluted earnings per share was $0.96 for the nine months ended September 30, 2005 compared with $0.69 for the same period a year ago.

          Our consolidated aftermarket collision replacement parts revenue for the quarter was $19.2 million and for the nine months ended September 30, 2005 was $58.9 million.

          The weighted average diluted shares outstanding for the quarter was 23.8 million compared to 22.5 million for the third quarter of 2004 and for the nine months ended September 30, 2005 was 23.5 million compared to 22.4 million for the nine months ended September 30, 2004.  The number of weighted average diluted shares of common stock in 2005 changed from 2004 due primarily to the effect of stock options and warrants and the increase in our stock price.

          2005 Acquisitions
          On February 1, 2005, we acquired for approximately $15.4 million net of acquired cash, Bodymaster Auto Parts, Inc. and a related company that operate in the aftermarket collision automotive replacement parts business.  This business operates from two locations near Philadelphia and Washington, D.C. The revenue of this business in 2004 was approximately $19.5 million.

          On April 1, 2005, we acquired A&R Auto Parts, Inc., a recycled OEM automotive replacement parts company.  This business is located between Spartanburg and Greenville, South Carolina.  A&R’s revenue for 2004 was approximately $11.0 million.

          In late August 2005, we acquired two businesses that operate in the aftermarket collision automotive replacement parts business.  Independent Auto Parts is headquartered in Pennsylvania and Mid-State Aftermarket Parts, Inc. and a related company are headquartered in Arkansas.  These businesses operate from six locations serving customers throughout the state of Arkansas, and markets in Tulsa, Memphis, central Pennsylvania and the southeastern portion of New York State.  Revenue of these businesses for 2004 was approximately $16.6 million.  We paid approximately $13.4 million, net of acquired cash, for these businesses.

          Stock Offering
          On October 4, 2005, we completed our public offering of 3,967,500 shares of our common stock at a price per share to the public of $29.00.  The offering included 3,217,500 primary shares sold by us and 750,000 secondary shares sold by selling stockholders.  The number of shares sold by us included 517,500 shares sold pursuant to the exercise of the underwriters’ over-allotment option.  We received approximately $88.0 million in net proceeds from the sale of the shares by us in the offering, after deducting underwriting discounts and commissions and the estimated expenses of the offering.

          Company 2005 Outlook
          We expect that full year 2005 revenue will be within a range of $542.0 million to $544.5 million and that organic revenue growth will be in the low double digits, with the balance of the growth from the full year impact of 2004 business acquisitions and the 2005 business acquisitions we have completed to date.  We expect net income to be within a range of $29.2 million to $30.0 million and diluted earnings per share to be between $1.19 and $1.22.

          Our 2005 guidance does not include the impact from SFAS No. 123R, Share-Based Payment, which is now scheduled to become effective in our fiscal year beginning January 1, 2006.  Our 2005 guidance also does not include the effect of any future business acquisitions.

          We estimate the weighted average diluted shares outstanding for the full year 2005 to be approximately 24.5 million and for the fourth quarter to be approximately 27.2 million.  These share numbers are estimates and as such will be affected by factors such as any future stock issuances, the number of our options and warrants granted and exercised in subsequent periods, and changes in our stock price.

          Quarterly Conference Call
          We will host an audio webcast to discuss our third quarter results on Thursday, October 27, 2005 at 10:30 a.m. Eastern Time.  The live audio webcast can be accessed on the internet at http://www.lkqcorp.com in the Investor Relations section.  An online replay of the webcast will be available on the website approximately two hours after the live presentation and will remain on the site until November 27, 2005.

          About LKQ Corporation
          LKQ Corporation is the largest nationwide provider of recycled light vehicle OEM products and related services and the second largest nationwide provider of aftermarket collision replacement products.  LKQ operates over 95 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles.

          Forward Looking Statements
          The statements in this press release that are not historical are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, hopes, intentions or strategies.  Forward looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.  These factors include:

--	the availability and cost of inventory;
--	pricing of new OEM replacement parts;
--	variations in vehicle accident rates;
--	changes in state or federal laws or regulations affecting our business;
--	fluctuations in fuel prices;
--	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;
--	changes in the types of replacement parts that insurance carriers will accept in the repair process;
--	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;
--	declines in asset values;
--	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;
--	uncertainty as to our future profitability;
--	increasing competition in the automotive parts industry;
--	our ability to increase or maintain revenue and profitability at our facilities;
--	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;
--	our ability to operate within the limitations imposed by financing arrangements;
--	our ability to obtain financing on acceptable terms to finance our growth;
--	our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;
--	our ability to develop and implement the operational and financial systems needed to manage our growing operations; and
--	other risks that are described in our Form 10-K filed March 8, 2005 and in other reports filed by us from time to time with the Securities and Exchange Commission.

          You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward looking statement to reflect events or circumstances arising after the date on which it was made.

Financial Tables To Follow

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2005	2004	2005	2004

Revenue	$133,640	$106,045	$403,470	$310,996
Cost of goods sold	70,696	57,362	213,398	165,876

Gross margin	62,944	48,683	190,072	145,120
Facility and warehouse expenses	15,240	12,055	44,196	34,584
Distribution expenses	15,724	12,525	45,217	34,952
Selling, general and administrative expenses	18,455	14,333	54,899	43,580
Depreciation and amortization	2,060	1,795	6,089	5,017

Operating income	11,465	7,975	39,671	26,987
Other (income) expense:
Interest expense	734	318	2,041	1,130
Interest income	(30)	(7)	(88)	(28)
Other (income) expense, net	(361)	117	(601)	(30)

Total other expense	343	428	1,352	1,072

Income before provision for income taxes	11,122	7,547	38,319	25,915
Provision for income taxes	4,519	2,985	15,688	10,375

Net income	$6,603	$4,562	$22,631	$15,540

Net income per share:
Basic	$0.31	$0.23	$1.08	$0.78

Diluted	$0.28	$0.20	$0.96	$0.69

Weighted average common shares outstanding:
Basic	21,245	20,203	20,913	19,966

Diluted	23,839	22,492	23,480	22,381

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,631	$15,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,089	5,017
Deferred income taxes	1,198	2,614
Writeoff of debt issuance costs	—	346
(Gain) loss on sale of property and equipment	(161)	115
Gain on sale of investment securities	(335)	—
Other adjustments	42	(106)
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	66	(1,630)
Inventory	(461)	(1,544)
Other operating assets and liabilities	6,182	(167)

Net cash provided by operating activities	35,251	20,185

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,111)	(21,360)
Proceeds from sale of property and equipment	877	77
Expenditures for intangible assets	(3)	(4)
Purchase of investment securities	—	(650)
Proceeds from conversion of escrow	2,561	—
Decrease in restricted cash in escrow	132	—
Cash used in acquisitions	(37,278)	(43,514)

Net cash used in investing activities	(44,822)	(65,451)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock and warrant exercises	7,387	3,705
Debt issuance costs	(302)	(249)
Net borrowings of long-term debt	4,712	28,811

Net cash provided by financing activities	11,797	32,267

Net increase (decrease) in cash and equivalents	2,226	(12,999)
Cash and equivalents, beginning of period	1,612	16,082

Cash and equivalents, end of period	$3,838	$3,083

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Balance Sheets
(In thousands, except share data)

	September 30, 2005	December 31, 2004

Assets
Current Assets:
Cash and equivalents	$3,838	$1,612
Restricted cash	467	—
Receivables, net	30,818	28,305
Inventory	84,610	74,150
Prepaid expenses and other current assets	3,441	3,375

Total Current Assets	123,174	107,442
Property and Equipment, net	77,696	70,730
Intangibles
Goodwill	126,049	100,319
Other intangibles, net	94	45
Deferred Income Taxes	3,256	4,621
Other Assets	6,466	5,118

Total Assets	$336,735	$288,275

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,885	$8,374
Escrow liability	2,613	50
Accrued expenses
Accrued payroll-related liabilities	7,930	6,731
Accrued procurement liability	2,678	1,989
Other accrued expenses	10,577	8,249
Income taxes payable	315	1,251
Deferred revenue	3,495	2,602
Current portion of long-term obligations	409	317

Total Current Liabilities	38,902	29,563
Long-Term Obligations, Excluding Current Portion	55,198	49,945
Other Noncurrent Liabilities	4,134	4,079
Redeemable Common Stock, $0.01 par value, 50,000 shares issued	617	617
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 21,361,073 and 20,565,413 shares issued at September 30, 2005 and December 31, 2004, respectively.	214	206
Additional paid-in capital	212,568	201,484
Warrants	239	261
Retained earnings	23,771	1,140
Accumulated other comprehensive income	1,092	980

Total Stockholders’ Equity	237,884	204,071

Total Liabilities and Stockholders’ Equity	$336,735	$288,275

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
($ in thousands)

	Three Months Ended September 30,

	2005		2004

Operating Highlights		% of Revenue		% of Revenue	$ Growth	% Growth

Revenue	$133,640	100.0%	$106,045	100.0%	$27,595	26.0%
Cost of goods sold	70,696	52.9%	57,362	54.1%	13,334	23.2%

Gross margin	62,944	47.1%	48,683	45.9%	14,261	29.3%
Facility and warehouse expenses	15,240	11.4%	12,055	11.4%	3,185	26.4%
Distribution expenses	15,724	11.8%	12,525	11.8%	3,199	25.5%
Selling, general and administrative expenses	18,455	13.8%	14,333	13.5%	4,122	28.8%
Depreciation and amortization	2,060	1.5%	1,795	1.7%	265	14.8%

Operating income	11,465	8.6%	7,975	7.5%	3,490	43.8%
Other (income) expense:
Interest expense	734	0.5%	318	0.3%	416	130.8%
Interest income	(30)	0.0%	(7)	0.0%	(23)	328.6%
Other (income) expense, net	(361)	-0.3%	117	0.1%	(478)	-408.5%

Total other expense	343	0.3%	428	0.4%	(85)	-19.9%

Income before provision for income taxes	11,122	8.3%	7,547	7.1%	3,575	47.4%
Provision for income taxes	4,519	3.4%	2,985	2.8%	1,534	51.4%

Net income	$6,603	4.9%	$4,562	4.3%	$2,041	44.7%

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
($ in thousands)

	Nine Months Ended September 30,

	2005		2004

Operating Highlights		% of Revenue		% of Revenue	$Growth	% Growth

Revenue	$403,470	100.0%	$310,996	100.0%	$92,474	29.7%
Cost of goods sold	213,398	52.9%	165,876	53.3%	47,522	28.6%

Gross margin	190,072	47.1%	145,120	46.7%	44,952	31.0%
Facility and warehouse expenses	44,196	11.0%	34,584	11.1%	9,612	27.8%
Distribution expenses	45,217	11.2%	34,952	11.2%	10,265	29.4%
Selling, general and administrative expenses	54,899	13.6%	43,580	14.0%	11,319	26.0%
Depreciation and amortization	6,089	1.5%	5,017	1.6%	1,072	21.4%

Operating income	39,671	9.8%	26,987	8.7%	12,684	47.0%
Other (income) expense:
Interest expense	2,041	0.5%	1,130	0.4%	911	80.6%
Interest income	(88)	0.0%	(28)	0.0%	(60)	214.3%
Other (income) expense, net	(601)	-0.1%	(30)	0.0%	(571)	1903.3%

Total other expense	1,352	0.3%	1,072	0.3%	280	26.1%

Income before provision for income taxes	38,319	9.5%	25,915	8.3%	12,404	47.9%
Provision for income taxes	15,688	3.9%	10,375	3.3%	5,313	51.2%

Net income	$22,631	5.6%	$15,540	5.0%	$7,091	45.6%

The following table reconciles EBITDA to net income:

	Three Months Ended September 30,		Nine Months Ended September30,

	2005	2004	2005	2004

	(In thousands)
Net income	$6,603	$4,562	$22,631	$15,540
Depreciation and amortization	2,060	1,795	6,089	5,017
Interest, net	704	311	1,953	1,102
Provision for income taxes	4,519	2,985	15,688	10,375

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$13,886	$9,653	$46,361	$32,034

EBITDA as a percentage of revenue	10.4%	9.1%	11.5%	10.3%

          CONTACT: LKQ Corporation
                               Mark T. Spears, Senior Vice President and Chief Financial Officer
                               312-621-1950
                               irinfo@lkqcorp.com